EXHIBIT 77I

FOR THE FOLLOWING FUNDS AND CLASSES:

                                                                                   Class
                                                                              ---------------
Fund                                                                           1     2     4
----                                                                          ---   ---   ---
Disciplined Asset Allocation Portfolios - Aggressive                                 2
Disciplined Asset Allocation Portfolios - Conservative                               2
Disciplined Asset Allocation Portfolios - Moderate                                   2
Disciplined Asset Allocation Portfolios - Moderately Aggressive                      2
Disciplined Asset Allocation Portfolios - Moderately Conservative                    2
RiverSource Variable Portfolio - Cash Management Fund                          1     2
RiverSource Variable Portfolio - Core Equity Fund                              1
RiverSource Variable Portfolio - Diversified Bond Fund                         1     2
RiverSource Variable Portfolio - Diversified Equity Income Fund                1     2
RiverSource Variable Portfolio - Dynamic Equity Fund                           1     2
RiverSource Variable Portfolio - Global Bond Fund                              1     2
RiverSource Variable Portfolio - Global Inflation Protected Securities Fund    1     2
RiverSource Variable Portfolio - High Yield Bond Fund                          1     2
RiverSource Variable Portfolio - Income Opportunities Fund                     1     2
RiverSource Variable Portfolio - Limited Duration Bond Fund                    1     2
RiverSource Variable Portfolio - Mid Cap Growth Fund                           1     2
RiverSource Variable Portfolio - Mid Cap Value Fund                            1     2
RiverSource Variable Portfolio - Short Duration U.S. Government Fund           1     2
RiverSource Variable Portfolio - Strategic Income Fund                         1     2
Seligman Variable Portfolio - Growth Fund                                      1     2
Seligman Variable Portfolio - Larger-Cap Value Fund                            1     2
Seligman Variable Portfolio - Smaller-Cap Value Fund                           1     2
Threadneedle Variable Portfolio - Emerging Markets Fund                        1     2
Threadneedle Variable Portfolio - International Opportunity Fund               1     2
Variable Portfolio - Aggressive Portfolio                                            2     4
Variable Portfolio - AllianceBernstein International Value Fund                1     2
Variable Portfolio - American Century Diversified Bond Fund                    1     2
Variable Portfolio - American Century Growth Fund                              1     2
Variable Portfolio - Columbia Wanger International Equities Fund               1     2
Variable Portfolio - Columbia Wanger U.S. Equities Fund                        1     2
Variable Portfolio - Conservative Portfolio                                          2     4
Variable Portfolio - Davis New York Venture Fund                               1     2
Variable Portfolio - Eaton Vance Floating-Rate Income Fund                     1     2
Variable Portfolio - Goldman Sachs Mid Cap Value Fund                          1     2
Variable Portfolio - Invesco International Growth Fund                         1     2
Variable Portfolio - J.P. Morgan Core Bond Fund                                1     2
Variable Portfolio - Jennison Mid Cap Growth Fund                              1     2

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
                                                                                   Class
                                                                              ---------------
Fund                                                                           1     2     4
----                                                                          ---   ---   ---
Variable Portfolio - Marsico Growth Fund                                       1     2
Variable Portfolio - MFS Value Fund                                            1     2
Variable Portfolio - Moderate Portfolio                                              2     4
Variable Portfolio - Moderately Aggressive Portfolio                                 2     4
Variable Portfolio - Moderately Conservative Portfolio                               2     4
Variable Portfolio - Mondrian International Small Cap Fund                     1     2
Variable Portfolio - Morgan Stanley Global Real Estate Fund                    1     2
Variable Portfolio - NFJ Dividend Value Fund                                   1     2
Variable Portfolio - Partners Small Cap Growth Fund                            1     2
Variable Portfolio - Partners Small Cap Value Fund                             1     2
Variable Portfolio - PIMCO Mortgage-Backed Securities Fund                     1     2
Variable Portfolio - Pyramis International Equity Fund                         1     2
Variable Portfolio - UBS Large Cap Growth Fund                                 1     2
Variable Portfolio - Wells Fargo Short Duration Government Fund                1     2

DESCRIPTION OF FUND SHARES

The following table shows the key features of each share class. Not all Funds offer all classes of shares and not all Funds or share classes may be available under your variable annuity contract or variable life insurance policy (Contracts) or qualified pension and retirement plans (Qualified Plans).

Investments Options Summary

                                                                                   Distribution and/or
                                        Eligibility                                    service fee*
          ----------------------------------------------------------------------   -------------------
Class 1   For Funds that are sold as underlying investment options of Contracts           0.00%
          offered by participating life insurance companies Available in certain
          Qualified Plans

Class 2   For Funds that are sold as underlying investment options of Contracts           0.25%
          offered by participating life insurance companies Available in certain
          Qualified Plans

Class 4   Class 4 shares are offered to participants in the Portfolio Navigator           0.25%
          asset allocation program, and to owners of other series of annuity contracts or life insurance policies issued by RiverSource Life
          Insurance Company or RiverSource Life Insurance Co. of New York, as
          described in the prospectus for that annuity contract or life insurance policy.

* Each Fund pays this fee under a Rule 12b-1 plan, to the distributor. The distributor uses this fee to make payments to participating insurance companies or their affiliates for services that the participating insurance companies provide to Contract owners who invest in Class 2 or Class 4 shares, as applicable, and for distribution related expenses. Additionally, the distributor may use this fee to make payments to Qualified Plan sponsors or their affiliates for similar services provided to Qualified Plans and their participants. Because these 12b-1 fees are paid out of a Fund's assets on an ongoing basis, over time they will increase the cost of your investment and may cost you more than other types of sales charges.